UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2012

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Company and Comerica Bank Amend Credit Agreement to increase the Company’s borrowing capacity.

Manitex International, Inc. (the “Company”) currently has a U.S. credit facility with Comerica Bank (“Comerica”). On February 16, 2012, the Company and Manitex, Inc., a subsidiary of the Company, and Comerica executed Amendment No. 8 to the Second Amended and Restated Credit Agreement and Amendment to Revolving Credit Note (the “Amendment”). The principal purpose of the Amendment was to increase the Revolving Credit Maximum Amount from $22.5 million to $27.5 million. The Amendment also provides that Comerica is to receive a non-refundable amendment fee of $25,000.

The Amendment also increases the face amount of Master Revolving Note in the principal amount of $22.5 million dated June 29, 2011 by and between, Manitex, Inc. and Comerica Bank to $27.5 million.

The above summary of the Amendment is qualified in its entirety by reference to a copy of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also, attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release announcing the increase in the Company’s revolving credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: February 17, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 8 to Second Amended and Restated Credit Agreement and Amendment to Revolving Credit Note

99.1	Press release date February 16, 2012